WARNER MUSIC INC.
1633 Broadway
New York, NY 10019

May 6, 2026

Armin Zerza
Address on File with Company

Dear Armin:

Please refer to the employment agreement between Warner Music Inc. (“Company”) and you dated April 10, 2025 (the “Agreement”). This letter, when signed by you and countersigned by Company, shall constitute our agreement to amend the Agreement as set forth herein. Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.
    Paragraph 1 of the Agreement is hereby amended to provide that effective as of May 8, 2026, your position with Company shall be Chief Operating Officer and Chief Financial Officer, Warner Music Group.
This letter may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile transmission or by email or other electronic transmission method, and signatures created or transmitted by electronic means, including DocuSign (or any other signature complying with the federal ESIGN Act of 2000 or any applicable Uniform Electronic Transactions Act or Electronic Signatures and Records Act), PDF or JPEG, shall constitute original signatures, shall be deemed to have been duly and validly created and delivered, and shall be valid and binding for all purposes.
Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.
If the foregoing correctly sets forth our understanding, please sign below and return this letter to Company.

WARNER MUSIC INC.
	By:	/s/ Paul Robinson
	Name:	Paul Robinson

Accepted and Agreed:
/s/ Armin Zerza
Armin Zerza